                                                                    Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                         WORLD HEALTH ALTERNATIVES, INC.

                                       AND

                                CERTAIN INVESTORS
                            (AS LISTED ON SCHEDULE A)

                                      DATED

                                DECEMBER 24, 2003

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of 24th day of December, 2003 by and among World Health Alternatives, Inc., a corporation organized and existing under the laws of the State of Florida ("WHAI" or the "COMPANY"), certain investors, (hereinafter referred to collectively as "INVESTOR" or "INVESTORS") as listed on Schedule A herein (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor) and Olshan Grundman Frome Rosenzweig (Wolosky, LLP), as escrow agent.

                             PRELIMINARY STATEMENT:

         WHEREAS, the Investors wish to purchase, upon the terms and subject to the conditions of this Agreement, shares of the Common Stock of the Company and certain common stock purchase warrants as described herein (each share of Common Stock and corresponding stock purchase warrants are referred to herein as a "UNIT") for a purchase price of One Million Six Hundred Fifty Thousand Dollars ($1,650,000); and

         WHEREAS, the parties intend to memorialize the purchase and sale of such Units;

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I


             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals, Schedule A and the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 1 OF 29

         1.3.1    "1933 ACT" means the Securities Act of 1933, as amended.

         1.3.2 "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         1.3.3 "AFFILIATE" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

         1.3.4 "ARTICLES". The Articles of Organization of the Company, as the same may be amended from time to time.

         1.3.5 "CLOSING DATE" means the later of December 31, 2003 or upon the date all of the conditions of Article VIII and Article IX herein are satisfied, unless extended by the Company in its sole discretion until December 31, 2003.

         1.3.6 "COMMON STOCK" means the shares of common stock of WHAI, par value $0.001 per share.

         1.3.7    "ESCROW" means the escrow information provided herein.

         1.3.8 "FLORIDA ACT" means the Florida Business Corporation Act, as amended.

         1.3.9 "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement; provided, however, that none of the following shall be deemed, in themselves, either alone or in combination, to constitute a Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or shall be a Material Adverse Effect: (i) any change in the market price or trading volume of the Common Stock after the date hereof,
(ii) any adverse circumstance, change or effect resulting directly from conditions affecting the industries in which the Company participates in their entirety or the U.S. economy as a whole, (iii) any adverse circumstance, change or effect resulting directly from the announcement or pendency of this Agreement or (iv) any adverse circumstance, change or effect resulting from the taking of any action by the Company which this Agreement or the Registration Rights Agreement requires the Company to take.

         1.3.10 "PERSON" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.


                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 2 OF 29

         1.3.11 "PURCHASE PRICE" means the purchase price for the Units as set forth in Section 2.2 below.

         1.3.12 REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement between the Investors and the Company attached hereto as Exhibit A.

         1.3.13 "REGISTRATION STATEMENT" shall mean the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement.

         1.3.14   "SEC" means the Securities and Exchange Commission.

         1.3.15 "SEC DOCUMENTS" shall mean each form, report, schedule, statement and other document filed or required to be filed by the Company with the SEC pursuant to the 1934 Act since March 1, 2003 through the date hereof, including any filed amendment to such document, whether or not such amendment is required to be so filed.

         1.3.16 "SHARES" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

         1.3.17 "UNITS" shall mean the Common Stock and the Warrants collectively.

         1.3.18 "WARRANTS" shall mean the Common Stock purchase warrants in the forms attached hereto Exhibit B, Exhibit C and Exhibit D.


                                   ARTICLE II

                        SALE AND PURCHASE OF WHAI'S UNITS
                               AND PURCHASE PRICE


2.1 SALE OF WHAI UNITS Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the following Units for an aggregate purchase price of One Million Six Hundred Fifty Thousand Dollars ($1,650,000)(the "PURCHASE PRICE") in accordance with the commitments set forth on Schedule A attached hereto, on the Closing Date, as follows:

         2.1.1 COMMON STOCK Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price, the Company shall deliver to the Investors an aggregate total of 2,750,000 shares of Common Stock at a price of $0.60 per share (for an aggregate purchase price of One Million Six Hundred Thousand Dollars ($1,650,000)). Each





                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 3 OF 29

Investor shall pay such amount and receive such number of shares of Common Stock as shall be set forth on Schedule A. The Company shall file a registration statement with respect to, and shall use commercially reasonable efforts to register with the SEC for resale, the shares of Common Stock acquired hereunder pursuant to the terms and conditions of the Registration Rights Agreement.

         2.1.2 WARRANTS Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price, the Company shall deliver to the Investors the following Warrants:

                  2.1.2(a) Warrants to purchase Three Million Three Hundred and Thirty Three Thousand Three Hundred shares of Common Stock (the "FIRST WARRANT SHARES") to be issued to the Investors pro rata based upon their commitments as set forth on Schedule A (the "FIRST WARRANTS"). The First Warrants, a form of which is attached hereto as Exhibit B, shall include, but not be limited to, such terms and conditions as a exercise price of $0.60 per share (as adjusted from time to time as provided in the First Warrants) and an expiration date of five (5) years from the date of issuance. In addition, the First Warrants shall contain a put provision on behalf of the Company. If at any time during the period commencing on the Closing Date and ending on the one hundred and twentieth (120th) day following the Closing Date, the Company enters into a Definitive Purchase and Sale Agreement (as defined therein) at a purchase price of less than four (4) times Trailing EBITA with any Target (as defined therein) having a Trailing EBITA (as defined below) of at least $3,000,000 (a "QUALIFYING ACQUISITION"), the Company may require the Warrant Holder to exercise the Warrant (the "PUT RIGHT"). The Company may exercise its Put Right by delivering written notice thereof to the holder(s) of the First Warrants (the "WARRANT HOLDERS") at any time after execution of the Definitive Purchase and Sale Agreement and prior to the date which is not less than fifteen (15) days prior to the closing date for the Qualifying Acquisition (the "PUT EXERCISE PERIOD"). Within ten (10) days following the receipt of such written notice (the "PUT EXERCISE NOTICE"), the Warrant Holders shall deposit, pro rata based upon the First Warrants held by such Warrant Holders, an aggregate amount in immediately available funds equal to $2,000,000 (representing the aggregate exercise price for the First Warrants) into the account of the Escrow Agent set forth in
Section 2.2 (the "FIRST WARRANT ESCROW FUNDS") in preparation for the exercise of the First Warrants. Contemporaneous with the closing of the Qualifying Acquisition, the Warrant Holders shall exercise the First Warrants, in whole, and the Escrow Agent shall deliver to the Company the First Warrant Escrow Funds. In the event that any of the Warrant Holders fails to deposit the exercise price of the First Warrants held by such Warrant Holder into the escrow or exercise such Warrants contemporaneous with the closing of the Qualifying Acquisition, (i) the Warrant Holder shall immediately forfeit his or its rights to the First Warrants and any rights and interests herein or relating hereto;
(ii) the Warrant Holder shall immediately forfeit such Warrant Holders' registration rights contained in the Registration Rights Agreement; and (iii) the unexercised First Warrants shall be offered pro rata to all other Warrant Holders who complied with the terms of the Put Rights. Such other Warrant Holders shall have a period of ten (10) business days to




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 4 OF 29
exercise the unexercised First Warrant after which any or all of the remaining unexercised First Warrant shall be cancelled by the Company. Notwithstanding anything contained herein to the contrary, in the event that the Company does not close the Qualifying Acquisition within sixty (60) days following the date upon which the First Warrant Escrow Funds have been deposited with the Escrow Agent, the Warrant Holders may, at their election, either (x) exercise the First Warrants, in whole or in part, or (y) upon written notice to the Company and the Escrow Agent, demand the return of the First Warrant Escrow Funds. If the Warrant Holders provide such written notice in accordance with the preceding sentence, the Escrow Agent shall immediately return the First Warrant Escrow Funds to the Warrant Holders.

                  2.1.2(b) Warrants to purchase One Million shares of Common Stock (the "SECOND WARRANT SHARES") to be issued to the Investors pro rata based upon their commitments as set forth on Schedule A (the "SECOND WARRANTS"). The Second Warrants, a form of which is attached hereto as Exhibit C, shall include, but not be limited to, such terms and conditions as a exercise price of $1.50 per share (as adjusted from time to time as provided in the Second Warrants) and an expiration date of five (5) years from the date of issuance. Notwithstanding anything contained herein to the contrary, the Second Warrants shall contain a provision on behalf of the Company providing that if (i) the average price of the Common Stock as listed on the OTC Bulletin Board or other nationally public securities market is 125% of the exercise price for a period of twenty consecutive trading days and (ii) the Registration Statement is effective for such twenty consecutive trading days, the Company may repurchase any or all of the Second Warrants from the holders thereof for a purchase price of $0.001 per warrant.

                  2.1.2(c) Warrants to purchase One Million shares of Common Stock (the "THIRD WARRANT SHARES") to be issued to the Investors pro rata based upon their commitments set forth on Schedule A (the "THIRD WARRANTS"). The Third Warrants, a form of which is attached hereto as Exhibit D, shall include, but not be limited to, such terms and conditions as a exercise price of $2.00 per share (as adjusted from time to time as provided in the Warrant) and an expiration date of five (5) years from the date of issuance. Notwithstanding anything contained herein to the contrary, the Third Warrants shall contain a provision on behalf of the Company providing that if (i) the average price of the Common Stock as listed on the OTC Bulletin Board or other nationally public securities market is 125% of the exercise price for a period of twenty consecutive trading days and (ii) the Registration Statement is effective for such twenty consecutive trading days, the Company may repurchase any or all of the Third Warrants from holders thereof for a purchase price of $0.001 per warrant.

2.2 PURCHASE PRICE. The purchase price to be paid by each Investor on the Closing Date for the Units, payable by each Investor in United States Dollars in accordance with the information listed on SCHEDULE A. Payment to the Company of the Purchase Price shall be made on the date hereof to the escrow agent, Olshan Grundman Frome Rosenzweig & Wolosky ("Escrow Agent") by wire transfer of funds to the account as follows:



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 5 OF 29

FLEET BANK
1133 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

FOR THE BENEFIT OF:
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
ABA #021200339
ACCT #2592-52-1891

ATTN: SCOTT VANDERWALL

On the Closing Date, the escrow agent shall transfer the Purchase Price to the Company.

2.3 ACCEPTANCE. Each potential Investor acknowledges that the Company shall, in its sole discretion, have the right to accept or reject their subscription for Units, in whole or in part, for any reason or for no reason.

                                   ARTICLE II

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1 CLOSING DATE The closing of the transactions contemplated by this Agreement (the "CLOSING"), unless expressly determined herein, shall be held at the offices of the Company, at 300 Penn Center Boulevard, Suite 201, Pittsburgh, Pennsylvania 15235 at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 DELIVERIES BY THE COMPANY. In connection with the Closing, the Company agrees to deliver, or cause to be delivered, to the Investors, the following:

         (a) Within seven (7) business days following the Closing Date, Certificates representing WHAI Shares, which certificates shall be duly endorsed to the Investor and shall contain the restrictive legends set forth in Section 7.3 below;

         (b)      At or prior to Closing, an Agreement executed by the Company;

         (c) At or prior to Closing, Warrants in the name of the Investors in the form attached hereto as Exhibit B, Exhibit C, and Exhibit D executed by the Company;

         (d) At or prior to Closing, a Registration Rights Agreement executed by the Company; and




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS

         (e) At or prior to Closing, confirmation that the provisions of Paragraph 6.6 herein have been satisfied or commenced, as appropriate.


3.3 DELIVERIES BY INVESTOR. In connection with the Closing, each Investor agrees to deliver, or cause to be delivered, to the Company, as appropriate, the following:

         (a)      At or prior to Closing, the Purchase Price;

         (b)      At or prior to Closing, an Agreement executed by the Investor;
                  and

         (c) At or prior to Closing, a Registration Rights Agreement executed by the Investor.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 FURTHER ASSURANCES. The Company and each Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, the Investors shall cooperate with the Company, but does not require any Investor to cooperate with any other Investor) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.



                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF WHAI

         WHAI represents and warrants to the Investors as of the date hereof as follows:

4.1 ORGANIZATION AND QUALIFICATION. WHAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS other such failures, have a Material Adverse Effect on WHAI and its subsidiaries taken as a whole.

4.2 ARTICLES OF INCORPORATION AND BY-LAWS. The complete and correct copies of WHAI's Articles of Incorporation and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3      CAPITALIZATION.

         4.3.1 As of the date hereof, the authorized capital stock of WHAI consists of 200,000,000 shares of Common Stock, par value $0.0001 per share and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the date hereof, there were (i) 24,575,400 shares of Common Stock issued and outstanding, (ii) 16,000,000 shares in treasury and (iii) no shares of Preferred Stock issued or outstanding. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

         4.3.2 Except pursuant to this Agreement or as otherwise set forth in WHAI's SEC Documents, as of the date hereof, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of WHAI, or agreements, understandings or arrangements to which WHAI is a party, or by which WHAI is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

         4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to each Investor, WHAI Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon delivery of and payment by each Investor of the Purchase Price to the Company, such Investor will acquire good and marketable title to such Company Stock, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except in each of the case of (i) and (ii), such liens, charges, claims, options, pledges, restrictions and encumbrances as may be (x) imposed under federal or state securities laws, (y) set forth in this Agreement or the Registration Rights Agreement or (z) imposed through the actions of the Investors.

         4.3.4 On the Closing Date, Richard E. McDonald, President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 8 OF 29

Directors of the Company, shall beneficially own greater than five percent (5%) of the issued and outstanding shares of Common Stock and Marc D. Roup, Chief Executive Officer and a Director of the Company, shall beneficially own greater than five percent (5%) of the issued and outstanding shares of Common Stock.

4.4 AUTHORITY. WHAI has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WHAI and the consummation by WHAI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WHAI and no other corporate proceedings on the part of WHAI is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by WHAI and constitute valid and binding obligations of WHAI, enforceable against WHAI in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or other similar laws relating to, affecting generally the enforcement of, creditors' rights and remedies or by other equitable principals of general application.

4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by WHAI does not, and the performance by WHAI of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of WHAI; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to WHAI; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of WHAI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which WHAI is a party or by WHAI or any of its properties or assets is bound, except in each of the cases of (i) through (iii) for any violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect on WHAI.

4.6 REPORT AND FINANCIAL STATEMENTS. The audited financial statements of Better Solutions, Inc. ("BETTER SOLUTIONS") for the year ended December 31, 2002 are included in WHAI's Registration Statement on Form SB-2, as amended (the "FINANCIAL STATEMENTS"). Each of the balance sheets contained in the Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of Better Solutions as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as


                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 9 OF 29
the case may be, of Better Solutions for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and other adjustments described therein in the case of unaudited statements. The books and records of Better Solutions have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7 COMPLIANCE WITH APPLICABLE LAWS. WHAI is not in violation of, or, to the knowledge of WHAI is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect on WHAI.

4.8 BROKERS. Except for Summit Financial Partners, LLC and Monarch Capital Group, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WHAI.

4.9 SEC DOCUMENTS. WHAI acknowledges that WHAI is a publicly held company and has made available to the Investors after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to the 1934 Act, and the Common Stock is listed and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, from the National Association of Securities Dealers, Inc. (the "NASD") stating that WHAI has failed to comply with any listing standards of the OTC Bulletin Board Market, and the Company has maintained all requirements for the continuation of listing thereon. As of their respective dates (or if amended or superceded, as of the date of the last amendment or superceding report filed prior to the date hereof), the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 LITIGATION. Except as set forth in Section 4.10 of the Disclosure Letter delivered to the Investors as of the date hereof, to the knowledge of WHAI, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against WHAI.

4.11 EXEMPTION FROM REGISTRATION. Subject to the accuracy of the Investors' representations in Article V, the sale of the Units will be exempt from the registration requirements of Section 5 of the 1933 Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Warrants, the Shares underlying the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Units in accordance with and



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 10 OF 29
in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933, and/or Section 4(2) of the 1933 Act.

4.12 NO MATERIAL ADVERSE CHANGE. Since December 31, 2002 until the date hereof, no Material Adverse Effect has occurred or exists with respect to the Company that has not been disclosed in the SEC Documents. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since December 31, 2002 until the date hereof, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under any applicable law, rule or regulation applicable to the Company, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

4.13 INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.14 FULL DISCLOSURE. No representation or warranty made by WHAI in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, as to himself or itself and not as to any other Investor, represents and warrants to the Company with the Company that:

5.1 ORGANIZATION AND STANDING OF THE INVESTOR. Where the Investor is a corporation, such Investor is duly incorporated, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. If an entity, the Investor was not formed for the purpose of investing solely in the Units the subject of this Agreement.




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 11 OF 29

5.2 AUTHORIZATION AND POWER. The Investor has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Investor, where appropriate, and no other corporate proceedings on the part of the Investor, where appropriate, is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 NO CONFLICTS. The execution and performance of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not: (i) conflict with or violate such Investor's charter documents or bylaws, where applicable, (ii) conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to the Investor; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, or require any payment under, any note, bond, mortgage, indenture, contract, agreement, lease license, permit, franchise or other instrument or obligation to which the Investor is a party or by which the Investor or any of its properties or assets is bound, except in each of cases (i) through (iii) for any violations, conflicts, breaches, defaults, terminations or accelerations that would not, in the aggregate, have a Material Adverse Effect on the Investor. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of WHAI herein.

5.4 FINANCIAL RISKS. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Units and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Units by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Units.



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 12 OF 29

5.5 ACCREDITED INVESTOR. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Units.

5.6 INVESTMENT INTENT. The Investor is purchasing the Units for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the 1933 Act. The Investor understands that its acquisition of the Units has not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein. The Investor shall not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any of the Units, except in compliance with the terms of this Agreement and the registration requirements of the 1933 Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

5.7 NO LEGAL, TAX OR INVESTMENT ADVICE. The Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

5.8 BROKERS. Except for Summit Financial Partners, LLC, and Monarch Capital Group, LLC, who shall be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investors.

5.9 NO SHORT SALES. Prior to the Closing Date, neither the Investor nor any of the Investor's Affiliates will be in a net short position with regard to the Common Stock in any accounts directly or indirectly controlled by the Investor.

5.10 KNOWLEDGE OF COMPANY. Each Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units. Each Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 13 OF 29

5.11 RISK FACTORS Each Investor understands that such Investor's investment in the Units involves a high degree of risk. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units. Each Investors warrants that such Investor is able to bear the complete loss of such Buyer's investment in the Units.

5.12 FULL DISCLOSURE. No representation or warranty made by the Investor in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except asset forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

6.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Warrants.

6.3. LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on the OTC Bulletin Board or another publicly trading market. The Company will take all action to continue the listing and trading of its Common Stock on the OTC Bulletin Board or another publicly traded market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such publicly traded market.

6.4. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered the 1934 Act, will use commercially reasonable efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares or the shares of Common Stock underlying the Warrants.

6.5. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. From the date hereof until the Closing Date, (i) the Company will take all steps necessary to preserve and continue the corporate existence of the Company and (ii) the Company shall not enter into any agreement, the terms of





                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 14 OF 29
which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 INDEPENDENT DIRECTORS Within sixty days following the Closing, the Company will cause the appointment of at least two "independent" directors (as defined in Rule 4200(a)(15) of the NASD listing standards). If no such directors are appointed with such sixty day period following Closing, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) of the Purchase Price, per annum, payable monthly until such time as such directors have been appointed. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.6 shall constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the company to appoint at least two such independent directors in accordance with the provisions hereof.

6.7 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Units (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Units) for as follows: approximately $150,000 for legal and administrative expenses in connection with the sale of the Units; and approximately $1,500,000 for general business purposes and debt restructuring.

6.8 REDEMPTION OF SHARES. Within seven (7) days following the Closing Date, the Company shall redeem 1,375,000 shares of Common Stock held by Richard McDonald and 1,375,000 shares of Common Stock held by Mark Roup, each for no consideration or compensation. Within seven (7) days following the exercise in full of the First Warrants (or, to the extent partially exercised, within seven
(7) days following each partial exercise thereof), the Company shall redeem the Redemption Amount (as defined below) from Richard McDonald and the Redemption Amount from Marc Roup each for no additional consideration or compensation; provided, that the maximum number of shares to be redeemed pursuant to this sentence shall not exceed 1,250,000 for Richard McDonald or Marc Roup, individually, or 2,500,000, in the aggregate. For purposes of this Section 6.8, the "REDEMPTION AMOUNT" shall mean, a number of shares of Common Stock equal to the product of (x) 1,250,000 multiplied by (y) a fraction, the numerator of which shall be the number of shares issued upon the exercise of the First Warrants and the denominator shall be 2,500,000.

6.9 TERMINATION OF COVENANTS. The provisions contained in this Article VI shall terminate upon the earlier to occur of: (i) the second anniversary of the Closing Date, (ii) such date on which the Investors own less than 10% of the shares of the Common Stock purchased hereunder.


                                   ARTICLE VII



                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 15 OF 29

                           COVENANTS OF THE INVESTORS

7.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 TRANSFER RESTRICTIONS. The Investor's acknowledge that (1) the Shares, Warrants and shares underlying the Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor's shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares, Warrants and shares underlying the Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Shares, Warrants and shares underlying the Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 16 OF 29

7.3 RESTRICTIVE LEGEND. The Investor's acknowledge and agree that the Shares, the Warrants and the shares underlying the Warrants and, until such time as the Shares, the Warrants and the shares underlying the Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, the Warrants and the shares underlying the Warrants shall bear the following restrictive legends:

         (i) "THE [SHARES OF COMMON STOCK][WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH [SHARES][WARRANTS] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE INVESTOR'S SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT THE [SHARES OF COMMON STOCK][WARRANTS] TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

         (ii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

         The certificates representing the Common Stock and the Warrants shall be subject to a stop transfer order with WHAI's transfer agent that restricts the transfer of such shares or warrants except in compliance herewith.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 COMPLIANCE WITH COVENANTS. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions






                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 17 OF 29
contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of WHAI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 COMPLIANCE WITH COVENANTS . WHAI shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 COMPLETION OF TRANSACTION. WHAI shall have closed the transaction with Superior Acquisition, Inc. at a purchase price of less than four (4) times Trailing EBITA prior to or at the Closing Date.

9.5 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:





                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 18 OF 29

         10.1.1   by mutual written consent of the Investors and the Company;

         10.1.2 by the Investors, on the one hand, or the Company, on the other, if: (A) the Closing shall not have occurred on or before December 31, 2003 (or such later date as may be agreed upon in writing by the parties hereto (the "TERMINATION DATE")); provided, however, that the right to terminate this Agreement under this Section 10.1.2 shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date, (B) there shall be a final nonappealable order of a federal, state or foreign court in effect preventing consummation of the transactions contemplated by this Agreement, or (C) there shall be any governmental rule or governmental order applicable to the transactions contemplated by this Agreement by any governmental entity that would make the consummation of the transactions contemplated by this Agreement illegal;

         10.1.3 by the Investors, if the Company has breached any of its representations or warranties or failed to perform any of its obligations hereunder and as a result of such breach or failure the conditions set forth in Sections 9.2 or 9.3, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as the Company shall continue to exercise its commercially reasonable efforts the Investors may not terminate this Agreement under this Section 10.1.3 unless such breach has not been cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

         10.1.4 by the Company, if the Investors have breached any of their respective representations or warranties or failed to perform any of their respective obligations hereunder and as a result of such breach or failure the conditions set forth in Sections 8.2 or 8.3, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Investors within thirty (30) days through the exercise of its commercially reasonable efforts, then for so long as the Investors shall continue to exercise its commercially reasonable efforts the Company may not terminate this Agreement under this Section 10.1.4 unless such breach has not been cured within thirty
(30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Paragraph 10.1 hereof, there shall be no liability on the party of WHAI or the Investors or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease, except as set forth in Section 11.1.

10.3 AMENDMENT. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.





                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 19 OF 29

10.4 WAIVER. At any time prior to the Closing Date, WHAI or each Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.



                                   ARTICLE XI

                               GENERAL PROVISIONS


11.1 TRANSACTION COSTS. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2     INDEMNIFICATION.

         11.2.1 Each Investor, severally and not jointly agrees to defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by such Investor or failure by such Investors to perform with respect to any of its representations, warranties or covenants contained in this Agreement. The Company agrees to defend and hold the Investors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement.

         11.2.2 All claims for indemnification under this Section 11.2 must be made within 12 months following the Closing Date or otherwise shall be considered null and void.

         11.2.3 Neither the Investors, on the one hand, nor the Company, on the other, shall be required to make any indemnification payments pursuant to this Section 11.2 unless and until the claims asserted against such party exceed $25,000 after which such parties shall be entitled to recover for damages in excess of such amount.




                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 20 OF 29

         11.2.4 The maximum liability of the Investors, on the one hand, and the Company, on the other, shall be the Purchase Price.

         11.2.5 The indemnification obligations contained in this Section 11.2 shall be the exclusive remedy available to the parties hereto with respect to this Agreement.

11.3 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 ENTIRE AGREEMENT. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to WHAI:
                           ----------

                             WORLD HEALTH ALTERNATIVES, INC.
                             300 Penn Center Boulevard, Suite 201,
                             Pittsburgh, Pennsylvania 15235
                             ATTN:  Richard E. McDonald
                             Telephone No.: 412-829-7800

                           If to the Investors:
                           -------------------

                           To the address listed on Schedule A herein or to the address provided to the Company by an Investor.

11.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as






                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 BINDING EFFECT. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of law.

11.10 JURISDICTION. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Pennsylvania.

11.11 PREPARATION AND FILING OF SECURITIES AND EXCHANGE COMMISSION FILINGS. Each Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 FURTHER ASSURANCES, COOPERATION. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 THIRD PARTIES Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.







                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 22 OF 29

11.14 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein.

11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.




                         [SIGNATURES ON FOLLOWING PAGE]



















                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 23 OF 29

         IN WITNESS WHEREOF, the Investors and the Company have as of the date below.

WHAI

WORLD HEALTH ALTERNATIVES, INC.                DATE: December 24, 2004
                                                     -----------------

/s/ Richard E. McDonald
----------------------------------
By: Richard E. McDonald
Title: President

INVESTORS

/s/ Michael Potter                             /s/ Anthony Marchere
----------------------------------             --------------------------------------------
Print Name: Michael Potter                     Print Name: Anthony Marchere
            --------------
Entity (if appropriate):                       Entity(if appropriate: Insiders Trend Fund LP
                                                                      ----------------------
Northern Valley Partners, LLC                  Title (if appropriate): General Partner
-----------------------------                                          ---------------
Title (if appropriate): President
                        ---------


/s/  Peter Siris                               /s/ Morris Smith and Devora Smith
----------------------------------             --------------------------------------------
Print Name: Peter Siris                        Print Name: Morris Smith and Devora Smith
            -----------                                    -----------------------------
Entity (if appropriate):                       Entity(if appropriate):
Guerrilla Partners L.P.                        Title (if appropriate):
-----------------------
Title (if appropriate): Managing Director
                        -----------------



/s/ Michael H. Weiss                           /s/ Andrew Worden
----------------------------------             --------------------------------------------
Print Name: Michael H. Weiss                   Print Name: Andrew Worden
            ----------------                               -------------
Entity (if appropriate):                       Entity(if appropriate): Barron Partners, LP
                                                                       -------------------
Title: (if appropriate):                       Title (if appropriate):








                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 24 OF 29

                                   SCHEDULE A


                              COMMON STOCK       SHARES OF
        INVESTOR             PURCHASE PRICE    COMMON STOCK   WARRANT #1      WARRANT #2        WARRANT #3
        --------             --------------    ------------   ----------      ----------        ----------

Barron Partners L.P.             $1,320,000       2,200,000    2,666,640         800,000           800,000
730 Fifth Avenue, 9th Floor
New York, NY 10019
EIN#: 43-1981699

Guerrilla Partners, L.P.            $79,002         132,000      159,998          48,000            48,000
237 Park Avenue, 9th Floor
New York, NY 10017
EIN#: 52-2141646

Insiders Trend Fund L.P.            $82,500         137,500      166,665          50,000            50,000
330 Madison Avenue, 36th Floor
New York, NY 10017
EIN#13-3604093

Northern Valley                     $82,500         137,500      166,665          50,000            50,000
Partners, LLC
30 Madison Avenue, 36th Floor
New York, NY 10017
EIN#: 13-4115160

Mr. Morris & Mrs. Devora            $50,000          82,500       99,999          30,000            30,000
Smith
195 Wildacre Avenue
Lawrence, NY 11559
SS#: ###-##-####

Mr. Michael H. Weiss                $36,000          60,500       73,333          22,000            22,000
25 Briarwood Lane
Lawrence, NY 11559
SS#: ###-##-####
                                 ----------       ---------    ---------       ---------         ---------
                                 $1,650,002       2,750,000    3,333,300       1,000,000         1,000,000









                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 25 OF 29

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

























                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 26 OF 29

                                    EXHIBIT B

                              FORM OF FIRST WARRANT


























                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 27 OF 29

                                    EXHIBIT C

                             FORM OF SECOND WARRANT






























                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 28 OF 29

                                    EXHIBIT D

                              FORM OF THIRD WARRANT





































                        STOCK PURCHASE AGREEMENT BETWEEN
              WORLD HEALTH ALTERNATIVES, INC. AND CERTAIN INVESTORS
                                  PAGE 29 OF 29